UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2nd, 2012

Wikifamilies, Inc.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

13520 Oriental St
Rockville, Md 20853
 (Address of principal executive offices)

Kensington Leasing, Ltd.
(former name or former address, if changed since last report)

909-708-4303
(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

ITEM 5.02. ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On February 2nd, 2012 the full Board of Directors of the Company elected THOMAS HUDSON, of Tonka Bay Minnesota, US as Chairman and Member of the Board of Directors. Additionally the Board elected STEVE BROWN of London UK as Member of the Board of Directors.

Mr. Hudson brings a wealth of experience and knowledge in the corporate technology arena, having held the positions of Vice President and General Manager at IBM; Senior Vice President at McGraw Hill Companies and Board Membership of CGSY, CNT, McData Corp, Lawson Software, Ciprico, Plat Software, Incentra Solutions; all publicly traded companies.

Mr. Brown is a Partner and Board Member of Buro Happold and the firm’s Managing Director for Middle East, Asia Pacific, India and Africa.  Additionally he was Regional Director for Masterplanning of the London Olympics. He has extensive networks of contacts in the Middle East and Asia.

The Company is assured that combined with the stellar credentials of the standing Board Members, Wikifamilies is uniquely positioned to energetically continue the transformation of the Corporation into a dynamic  global player in both the social media field and parallel technology industries.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99.1    Resolution of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIKIFAMILIES, INC.

Dated: February 3rd, 2012	By:	/s/ David E. Price
David E. Price, Secretary

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